                                                                   EXHIBIT 1


                                        $

                           FINOVA CAPITAL CORPORATION
                            (a Delaware corporation)

                     [Floating Rate] [__%] Notes Due __, __

                             UNDERWRITING AGREEMENT


                                                                       __, 199__


[Name of Underwriter]
[Address of Underwriter]

Dear Sirs:

         FINOVA Capital Corporation (formerly known as Greyhound Financial Corporation), a Delaware corporation (the "Company"), confirms its agreement with __________________________________ (the "Underwriter") with respect to the sale by the Company and the purchase by the Underwriter of $__ aggregate principal amount of the Company's [Floating Rate] [__%] Notes Due __, __ (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of October 1, 1995 (the "Indenture") between the Company and First Interstate Bank of Arizona, N.A., as trustee (the "Trustee").

         Prior to the purchase and public offering of the Securities by the Underwriter, the Company and the Underwriter shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-__) for the registration of $1,500,000,000 of its Senior Debt Securities, including the Securities, and the offering thereof from time to time under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, as amended, and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated or deemed to be incorporated by reference therein pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, and the information, if any, deemed to be a part thereof pursuant to Rule 434 of the rules and regulations of the Commission under the 1933 Act) are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriter by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the rules and regulations promulgated under the 1933 Act (the "1933 Act Regulations")), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriter for such use. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriter by the Company in reliance on Rule 434 under the 1933 Act Regulations (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) under the 1933 Act Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-__) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any documents under the 1934 Act after the date of this Agreement which are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after the Pricing Agreement has been executed and delivered.

         Section 1. Representations and Warranties.

         (a) The Company represents and warrants to the Underwriter as of the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") and as of the Closing Time (as defined in Section 2) as follows:

             (i) At the time the Registration Statement became effective, at the most recent date on which the Company filed an Annual Report on Form 10-K for a fiscal year ended prior to the date of this Agreement (the "10-K Filing Date") and at the Representation Date, the Registration Statement did comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act, and the rules and regulations of the Commission promulgated thereunder (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus provided to the Underwriter by the Company for use in connection with the offering of the Securities differing from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriter for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act on Form T-1 of the Trustee or apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

             (ii) The documents of the Company incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied with and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became, and any amendments to the Registration Statement become, effective, and at the 10-K Filing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

             (iii) The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (iv) The financial statements included or incorporated by reference in the Prospectus present fairly the respective financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations for the periods specified; and except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the unaudited pro forma consolidated financial statements, together with the related notes, included or incorporated by reference in the Prospectus have been prepared on a basis substantially consistent with the audited financial statements of the Company set forth therein, the assumptions on which such unaudited pro forma consolidated financial statements have been prepared are reasonable and are set forth in the notes thereto, and such unaudited pro forma consolidated financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

             (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

             (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required or appropriate, except where the failure of the Company to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its Subsidiaries or of the Company and its Restricted Subsidiaries (as those terms are defined in the Indenture).

             (vii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required or appropriate, except where the failure of the subsidiaries to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its Subsidiaries or of the Company and its Restricted Subsidiaries; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and all the capital stock of each such subsidiary is owned by the Company or its affiliates, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

             (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the shares of issued and outstanding Common Stock set forth thereunder have been duly authorized and validly issued and are fully paid and nonassessable and The FINOVA Group Inc. ("FINOVA") owns directly or indirectly all of the outstanding shares of the Common Stock, which Common Stock constitutes all of the issued and outstanding capital stock of the Company, free and clear of any claims, liens, encumbrances or liabilities.

             (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligations, agreements, covenants or conditions, which alone or in the aggregate are material, contained in any contracts, indentures, mortgages, loan agreements, notes, leases or other instruments, which alone or in the aggregate are material, to which it is a party or by which it or any of them or their properties may be bound; and the execution, delivery and performance of this Agreement, the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

             (x) The Company and its subsidiaries own or possess or have obtained, can obtain on reasonable terms or are in the process of obtaining, all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by you.

             (xi) The Company and its subsidiaries own or possess adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

             (xii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the actual knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the business prospects of the Company and its subsidiaries considered as one enterprise or might materially and adversely affect the consummation of this Agreement; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

             (xiii) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

             (xiv) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration set forth in the Pricing Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally or by general equity principles, including concepts of commercial reasonableness, and will be entitled to the benefits provided by the Indenture; the Securities and the Indenture conform in all material respects to all statements relating thereto contained in the Registration Statement; and, after giving effect to the sale of the Securities and the sale of any other securities registered pursuant to the Registration Statement to be issued prior to the delivery of the Securities, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the amount of securities registered pursuant to the Registration Statement.

             (xv) The Company and its subsidiaries have made all necessary filings and taken all other necessary action so that, with respect to all of the equipment and other property reflected in the consolidated balance sheets of the Company and its consolidated subsidiaries as of __, 199__, and with respect to all equipment and other property acquired by the Company or a subsidiary since then, the interest of the Company or of the appropriate subsidiary in such equipment or other property is free and clear, in all material respects, of any claims, liens, encumbrances or liabilities not also reflected in such consolidated balance sheets and that the interest of the Company or of the appropriate subsidiary has, in all material respects, been perfected so as not to be subordinate to the claim of a purchaser in due course or any other bona fide purchaser.

             (xvi) The financing contracts reflected in the consolidated balance sheets of the Company and its consolidated subsidiaries as of __, 199__, and the financing contracts entered into by the Company or a subsidiary since then are, in all material respects, legal, valid and binding obligations of the obligors enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally or by general equity principles, including concepts of commercial reasonableness; the obligors thereunder are, in all material respects, in the good faith business judgment of the Company and except to the extent reflected or stated in the Prospectus, financially capable of performing their respective obligations thereunder, and any defaults in the payments under all such contracts in the aggregate, at the date hereof, are not of such amount that, were no more payments to be received under the financing contracts in respect of which such defaults exist, and after considering estimated collateral values to be recovered, the consolidated financial condition or operations of the Company and its consolidated subsidiaries, or of the Company and the Restricted Subsidiaries, would be materially adversely affected thereby, excluding impairment of related reserves.

             (xvii) The Indenture has been duly and validly authorized, executed and delivered by the Company and to the best of the Company's knowledge, the Trustee; and the Indenture constitutes a legally valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles, including concepts of commercial reasonableness.

             (xviii) The Company is not an "investment company" nor is the Company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

             (xix) Neither the Company nor any affiliate thereof (as defined in Section 517.021(1), Florida Statutes) does business with the government of Cuba or with any person or affiliate located in Cuba.

         (b) Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         Section 2. Sale and Delivery to Underwriter; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at the price set forth in the Pricing Agreement, $__ aggregate principal amount of the Securities.

         (b) Payment of the purchase price for, and delivery of the certificates for, the Securities shall be made at the offices of the Company, 1850 North Central Avenue, P.O. Box 2209, Phoenix, Arizona, 85002-2209 or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 a.m., New York City time, on __, 199__, or such other time not later than ten business days after execution of the Pricing Agreement as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds against delivery to the Underwriter of certificates for the Securities to be purchased by it. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one business day before Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter not later than 10:00 a.m., New York City time, on the last business day prior to Closing Time at the offices of the Trustee.

         Section 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

             (a) The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an "abbreviated term sheet" that complies with the requirements of Rule 434 under the 1933 Act Regulations. If the Company elects not to rely on Rule 434, the Company will provide the Underwriter with copies of the form of Prospectus, in such number as the Underwriter may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date hereof. If the Company elects to rely on Rule 434, the Company will provide the Underwriter with copies of the form of Rule 434 Prospectus, in such number as the Underwriter may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date hereof.

             (b) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, whether pursuant to the 1933 Act, the 1934 Act or otherwise, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter or counsel for the Underwriter shall object.

             (c) The Company has delivered to your counsel one signed copy and will deliver to the Underwriter as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Underwriter may reasonably request.

             (d) The Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

             (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is required to be delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is required to be delivered to a purchaser, not misleading, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

             (f) The Company will endeavor, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualifications in effect for a period of not less than one year from the effective date of this Agreement. The Company will promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

             (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

             (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

             (i) Immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations, copies of a supplement to the Prospectus containing the terms of the Securities and such other information as the Underwriter and the Company deem appropriate.

             (j) From the date of this Agreement until Closing Time, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, contract to sell, or otherwise dispose of, or announce the offering of, any Securities or securities similar to the Securities, or any securities convertible into or exchangeable or exercisable for any Securities or any such similar securities, except for Securities sold to the Underwriter pursuant to this Agreement.

             (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934

         Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(a) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (b) the printing or reproducing of this Agreement, the Pricing Agreement and the Indenture, (c) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter,
(d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fee and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey, (f) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, including any abbreviated term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, (g) the printing and delivery to the Underwriter of copies of the Blue Sky Survey and any Legal Investment Survey, (h) any fees of any rating agencies rating the Securities,
(i) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (j) any fees and expenses of a depositary in connection with the holding of the Securities in book-entry form.

         If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

         Section 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

             (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The supplement to the Prospectus referred to in Section 3(i) of this Agreement shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Underwriter of such timely filing.

             (b) At Closing Time the Underwriter shall have received:

                 (1) The opinion, dated as of Closing Time, of William J.
              Hallinan, Esq., Senior Vice President --General Counsel of the Company, in form and scope satisfactory to counsel for the Underwriter, to the effect that:

                     (i) The Company has been duly incorporated and is validly
                 existing as a corporation in good standing under the laws of the State of Delaware.

                     (ii) The Company has corporate power and corporate
                 authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

                     (iii) The Company is duly qualified as a foreign
                 corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure of the Company to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its Subsidiaries or of the Company and its Restricted Subsidiaries (as those terms are defined in the Indenture).

                     (iv) Each subsidiary of the Company has been duly
                 incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify, in the aggregate, will not have a material adverse effect on the consolidated financial condition or combined operations of the Company and its Subsidiaries or of the Company and its Restricted Subsidiaries; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such capital stock is owned by the Company or its affiliates, free and clear of any mortgage, pledge, lien, encumbrance or claim.

                     (v) The authorized, issued and outstanding capital stock of the Company is as set forth in
                 the Prospectus (included by incorporation) and the shares of issued and outstanding Common Stock set forth therein have been duly authorized and validly issued and are fully paid and nonassessable; FINOVA owns, directly or indirectly, all of the outstanding shares of the Common Stock, which Common Stock constitutes all of the issued and outstanding capital stock of the Company, free and clear of any claims, liens and encumbrances.

                     (vi) This Agreement and the Pricing Agreement have each
                 been duly authorized, executed and delivered by the Company.

                     (vii) The Indenture has been duly and validly authorized,
                 executed and delivered by the Company and to such counsel's knowledge, the Trustee; the Indenture constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally or by general equity principles, including concepts of commercial reasonableness.

                     (viii) The Securities are in due and proper form, have been duly and validly authorized by all necessary corporate action for issuance, offer and sale by the Company to the Underwriter as contemplated by this Agreement and, when executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor in accordance with this Agreement and the Pricing Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally, or by general equity principles, including concepts of commercial reasonableness, and each holder of Securities will be entitled to the benefits of the Indenture.

                     (ix) The statements in the Prospectus under the captions
                 "Description of Notes" and "Description of Securities," insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of the subject matter thereof.

                     (x) The Indenture is qualified under the 1939 Act.

                     (xi) The Registration Statement is effective under the 1933
                 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor have been initiated or threatened by the Commission.

                     (xii) At the time the Registration Statement became
                 effective, at the 10-K Filing Date and at the Representation Date, the Registration Statement (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein, the Form T-1, and information relating to the Underwriter, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations of those Acts, and the Rule 434 Prospectus appeared on its face to be responsive as to form to the requirements of Rule 434 of the 1933 Act Regulations in all material respects.

                     (xiii) There are no legal or governmental proceedings
                 pending or to the best of such counsel's knowledge, threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are reasonably expected to be, alone or in the aggregate, not material.

                     (xiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to, or incorporated by reference in, the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists by the Company in the due performance or observance of obligations, agreements, covenants or conditions, which alone or in the aggregate are material, contained in any contracts, indentures, loan agreements, notes, leases or other instruments, which alone or in the aggregate are material, so described, referred to, filed or incorporated by reference.

                     (xv) No consent, approval, authorization, or order of any
                 court or governmental authority or agency is required in connection with the sale of the Securities, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws; and the execution and delivery of this Agreement and the Pricing Agreement and the Indenture and the consummation of the transactions contemplated herein and therein did not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

                     (xvi) Each document, if any, filed pursuant to the 1934 Act
                 (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus, complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

                     (xvii) To the best of such counsel's knowledge, the Company and its subsidiaries own or possess or have obtained adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

                     (xviii) The Company is not an "investment company" nor is
                 it "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

                 In giving such opinion such counsel may rely as to all matters of law other than the federal laws of the United States of America, the laws of the State of Arizona, and the General Corporation Law of the State of Delaware, and as to all matters of foreign law, upon opinions of counsel satisfactory to counsel to the Underwriter, in which case, the opinion shall state that although such counsel has not made an independent investigation of the laws of any jurisdiction other than the federal laws United States of America, the General Corporation Law of the State of Delaware or the laws of Arizona, such counsel believes the Underwriter and he are entitled so to rely. In giving the opinions referred to in the foregoing clause (iv), such counsel may omit reference to a foreign subsidiary so long as (A) he shall have delivered to the Underwriter a signed opinion of other counsel for such foreign subsidiary, satisfactory to counsel to the Underwriter which other opinion shall give substantially the same opinions with respect to such foreign subsidiary as required by the foregoing clause (iv), and (B) he states that such other opinion is satisfactory to him and that although he has not made an independent investigation of the foreign laws applicable to such foreign subsidiary, he believes the Underwriter is entitled to rely on such other opinion.

                 (2) The opinion, dated as of Closing Time, of Brown & Wood, counsel for the Underwriter, with respect to the matters set forth in
         (i) and (vii) through (xii), inclusive, of subsection (b)(1) of this Section.

                 (3) In giving their opinions required by subsections (b)(1) and
         (b)(2), respectively, of this Section, Mr. Hallinan and Brown & Wood shall each additionally state that nothing has come to their attention that would lead such counsel to believe that the Registration Statement (other than the financial statements, schedules and other financial and statistical data included or incorporated therein, and the Form T-1, as to which no statement need be made), at the time it became effective or at the 10-K Filing Date (with respect to Mr. Hallinan) or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, schedules and other financial and statistical data included or incorporated therein, as to which no statement need be made), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Securities that differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriter for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chairman, President and Chief Executive Officer or a Senior Vice President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
    (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this
    Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

         (d) At the time of execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriter, and substantially in the same form as the draft letter previously delivered to and approved by the Underwriter.

         (e) At Closing Time the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
    (d) of this Section, except that the "specified date" referred to in such letter shall be a date not more than three days prior to Closing Time.

         (f) All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

    Section 6. Indemnification.

    (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto, including the information deemed to be part of the Registration Statement pursuant to Rule 434 of the 1933 Act Regulations, if applicable), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

        (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriter), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under
    (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Each indemnified party shall give as promptly as reasonably practicable notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement, except to the extent of any prejudice to such indemnifying party arising from the failure to provide such notice. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel per jurisdiction) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

    Section 7. Contribution. To provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Furthermore, in no event shall the Underwriter be required to contribute an amount in excess of the total underwriting discounts received by the Underwriter in connection with the transactions contemplated by this Agreement. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

    Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or a controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

    Section 9. Termination of Agreement.

    (a) The Underwriter may terminate this Agreement, immediately upon notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by federal or New York authorities, or
(iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company shall have been lowered or if any such rating agency shall have publicly announced subsequent to the date of this agreement that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

    (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

    Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to _________________________________, Attention: _______________,
facsimile: (___) ________; and notices to the Company shall be directed to it at FINOVA Capital Corporation, 1850 North Central Avenue, P.O. Box 2209, Phoenix, Arizona 85002-2209, Attention: Robert J. Fitzsimmons, Senior Vice President - Treasurer, facsimile: (602) 207-5543.

    Section 11. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

    Section 12. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except where otherwise provided, specified times of day refer to New York City time.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                                     Very truly yours,

                                                     FINOVA CAPITAL CORPORATION



                                                     By: _______________________
                                                         Name:
                                                         Title:




CONFIRMED AND ACCEPTED,
as of the date first above written:

[NAME OF UNDERWRITER]



By: _____________________________
    Name:
    Title:

                                                                       EXHIBIT A


                                        $

                           FINOVA CAPITAL CORPORATION
                            (a Delaware corporation)

                     [Floating Rate] [__%] Notes Due __, __

                                PRICING AGREEMENT


                                                                       __, 199__


[Name of Underwriter]
[Address of Underwriter]

Dear Sirs:

    Reference is made to the Underwriting Agreement, dated __, 199__ (the "Underwriting Agreement"), relating to the purchase by _______________________________ (the "Underwriter") of $__ aggregate principal amount of [Floating Rate] [__%] Notes Due __, __ (the "Securities") of FINOVA Capital Corporation (the "Company").

    Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriter as follows:

         1. The initial public offering price of the Securities shall be __% of the principal amount thereof.

         2. The purchase price of the Securities to be paid by the Underwriter shall be __% of the principal amount thereof.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                                  Very truly yours,

                                                  FINOVA CAPITAL CORPORATION



                                                  By: ________________________
                                                      Name:
                                                      Title:



CONFIRMED AND ACCEPTED,
as of the date first above written:

[NAME OF UNDERWRITER]



By: _____________________________
    Name:
    Title

                                       A-2